EXHIBIT 23.2


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 3, 2000 included in Sheldahl, Inc.'s Form 10-K for the year ended September 1, 2000 and to all references to our Firm included in or made a part of this registration statement.


							/s/ Arthur Andersen LLP
							ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
January 24, 2001
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